EXHIBIT 32.2

WRITTEN CERTIFICATION of

CHIEF FINANCIAL OFFICER

PURSUANT to 18 U.S.C. SECTION 1350

Pursuant to the requirement set forth in Section 906 of the Sarbanes – Oxley Act of 2002, Jana Ahlfinger Bell hereby certifies as follows:

(1) She is the duly appointed Chief Financial Officer of EFJ, Inc., a Delaware corporation (the “Company”).

(2) Based on her knowledge, the Company’s Report on Form 10-Q for the quarterly period ended June 30, 2006 and to which this Certification is attached as Exhibit 32.2 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set her hand hereto as of this third day of August, 2006.

/S/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer